Quaker Investment Trust

Code of Ethics for Senior Officers
Board Approval Required:	Yes.
Most Recent Board Proposed Ratification:	September 13, 2018
Amended:	June 30, 2018

I.            Introduction

The Board of Trustees (the “Board”) of the Quaker Investment Trust (the “Fund”) has adopted this code of ethics (this “Code”) applicable to the Principal Executive Officer and Chief Financial Officer (the “Covered Officers”) to promote:

•	honest and ethical conduct, including the ethical handling of conflicts of interest;
•	full, fair, accurate, timely and understandable disclosure;
•	compliance with applicable laws and governmental rules and regulations;
•	the prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and
•	Accountability for adherence to the Code.

II.          Covered Officers Should Act Honestly and Candidly

Each Covered Officer named in Exhibit A to this Code owes a duty to the Fund to act with integrity.  Integrity requires, among other things, being honest and candid.  Deceit and subordination of principle are inconsistent with integrity.

Each Covered Officer must:

•	act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Fund’ policies;
•	observe both the form and spirit of laws and governmental rules and regulations, accounting standards and policies of the Fund;
•	adhere to a high standard of business ethics; and
•	Place the interests of the Fund before the Covered Officer’s own personal interests.
All activities of Covered Officers should be guided by and adhere to these fiduciary standards.
III.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest
Guiding Principles.  A “conflict of interest” occurs when an individual’s private interest interferes with the interests of the Fund.  A conflict of interest can arise when a Covered Officer takes actions or has interests that may make it difficult to perform his or her work for the Fund objectively and effectively.  For example, a conflict of interest would arise if a Covered Officer, or a member or his family, receives improper personal benefits as a result of his or her position in any of the Fund.  In addition, investment Fund should be sensitive to situations that create apparent, not actual, conflicts of interest.  Service to the Fund should never be subordinated to personal gain and advantage.

Certain conflicts of interest covered by this Code arise out of the relationships between Covered Officers and the Fund that already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act.  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of the Fund.  Therefore, as to the existing statutory and regulatory prohibitions on individual behavior, they will be deemed to be incorporated in this Code and therefore any such violation will also be deemed a violation of the Code.  Covered Officers must in all cases comply with applicable statutes and regulations.

As to conflicts arising from, or as a result of the contract relationship between, the Fund and the investment adviser of which the Covered Officers are also officers or employees, it is recognized by the Board that, subject to the adviser’s fiduciary duties to the Fund, the Covered Officers will in the normal course of their duties (whether formally for the Fund or for the adviser, or for both) be involved in establishing policies and implementing decisions which will have different effects on the adviser and the Fund.  The Board recognizes that the participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the adviser and is consistent with the expectation of the Board of the performance by the Covered Officers of their duties as officers of the Fund.  In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of other investment Fund advised by the same adviser and the codes of those investment Fund will apply to the Covered Officers acting in those distinct capacities.

Each Covered Officer must:

•	avoid conflicts of interest wherever possible;
•	handle any actual or apparent conflict of interest ethically;
•
not use his or her personal influence or personal relationships to influence investment decisions or financial reporting by an investment company whereby the Covered Officer would benefit personally to the detriment of any of the  Fund;

•	not cause an investment company to take action, or fail to take action, for the personal benefit of the Covered Officer rather than the benefit such company;
•	not use knowledge of portfolio transactions made or contemplated for an investment company to profit or cause others to profit, by the market effect of such transactions;
•
as described in more detail below, discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with the Lead Independent Trustee of the board.  For purposes of this Code, the Lead Independent Trustee of the Board shall be that Independent Trustee elected by the Independent Trustees to serve as their representative in that capacity.

Some conflict of interest situations that should always be discussed with the Lead Independent Trustee, if material, include the following:

•	any outside business activity that detracts from an individual’s ability to devote appropriate time and attention to his or her responsibilities with the Fund;
•	service as a director on the board of any public or private company;
•	the receipt of gifts of other than nominal value, or other valuable benefits or special favors from customers or suppliers;
•
the receipt of any entertainment from any company or person with which the Fund has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member;
•	any ownership interest in, or any consulting or employment relationship with, any of the Fund’ service providers, other than its investment adviser, distributor or other Quaker affiliated entities;
•
a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s  employment, such as compensation or equity ownership.

IV.         Disclosure

Each Covered Officer is required to be familiar, and comply, with the Fund' disclosure controls and procedures so that the Fund' subject reports and documents filed with the SEC comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each Covered Officer having direct or supervisory authority regarding these SEC filings or the Fund' other public communications should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Fund and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

Each Covered Officer must:

•	familiarize himself with the disclosure requirements applicable to the Fund as well as the business and financial operations of the Fund; and
•
not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, whether within or outside the Fund, including to the Fund’ internal auditors, independent Trustees, independent auditors, and to governmental regulators and self-regulatory organizations.

V.           Compliance

It is the Fund’ policy to comply with all applicable laws and governmental rules and regulations.  It is the personal responsibility of each Covered Officer to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to affiliated transactions, accounting and auditing matters.

VI.         Reporting and Accountability

Each Covered Officer must:

•	upon receipt of the Code, sign and submit to the Lead Independent Trustee an acknowledgement stating that he or she has received, read, and understands the Code.
•	annually thereafter submit a form to the Lead Independent Trustee confirming that he or she has received, read and understands the Code and has complied with the requirements of the Code.
•	not retaliate against any employee or Covered Officer for reports of potential violations that are made in good faith.
•	notify the Lead Independent Trustee promptly if he becomes aware of any existing or potential violation of this Code. Failure to do so is itself a violation of this Code.

Except as described otherwise below, the Lead Independent Trustee is responsible for applying this Code to specific situations in which questions are presented to him or her and has the authority to interpret this Code in any particular situation.  The Lead Independent Trustee shall take all action he or she considers appropriate to investigate any actual or potential violations reported to him or her.

The Lead Independent Trustee is authorized to consult, as appropriate, with the Board of Trustees, counsel to the Fund and counsel to the independent Trustees, if any, and is encouraged to do so.

The Lead Independent Trustee is responsible for granting waivers and determining sanctions, as appropriate.  In addition, approvals, interpretations, or waivers sought by the Covered Officers may also be considered by the Chairman of the Quaker Funds Audit Committee.

The Fund will follow these procedures in investigating and enforcing this Code, and in reporting on the Code:

•	the Lead Independent Trustee will take all appropriate action to investigate any violations reported to him or her;
•	violations and potential violations will be reported to Chairman of the Audit Committee of the Board of Trustees after such investigation;
•	if the Chairman of the Audit Committee determines that a violation has occurred, he or she will inform the Board of Trustees, which will take all appropriate disciplinary or preventive action;
•
appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities;

•	the Lead Independent Trustee will be responsible for granting waivers, as appropriate; and
•	any changes to or waivers of this Code will, to the extent required, be disclosed on Form N-CSR as provided by SEC rules.

VII.       Other Policies and Procedures

The Fund’ and the Adviser’s and Principal Underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act and the Adviser’s more detailed policies and procedures set forth in its Compliance and Supervisory Procedures Manual are separate requirements applying to Covered Officers and others, and are not part of this Code.

VIII.      Amendments

This Code may not be amended except in written form, which is specifically approved by a majority vote of the Fund’ Board of Trustees, including a majority of independent Trustees.

IX.         Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be considered confidential and shall be maintained and protected accordingly.  Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the members of the Fund’ Board of Trustees, counsel to the Fund, and counsel to the independent Trustees.

X.           Internal Use

The Code is intended solely for the internal use of the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Exhibit A

Persons Covered by this Code of Ethics:

Alyssa Greenspan

David K. Downes

Todd Cohen

Stefanie Little

Updated as of June 30, 2018

Appendix A
Quaker Investment Trust
Certification and Acknowledgment of Receipt of Code of Ethics for
Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of Quaker Investment Trust (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Applicable next year:    2019-20

I acknowledge that I complied with the Code for the one-year period ended 4/30/2019.

I acknowledge that I reported all violations of this Code of Ethics for the one-year period ended 4/30/2019 of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)

David K. Downes	/s/David K. Downes
Officer Name (Please Print)	Officer Signature

4/30/19
Date

Appendix A
Quaker Investment Trust
Certification and Acknowledgment of Receipt of Code of Ethics for
Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of Quaker Investment Trust (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Applicable next year:    2019-20

I acknowledge that I complied with the Code for the one-year period ended 4/30/2019.

I acknowledge that I reported all violations of this Code of Ethics for the one-year period ended 4/30/2019 of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)

Todd Cohen	/s/Todd Cohen
Officer Name (Please Print)	Officer Signature

6/10/19
Date

Appendix A
Quaker Investment Trust
Certification and Acknowledgment of Receipt of Code of Ethics for
Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of the Quaker Investment Trust (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Applicable next year:    2019-20

I acknowledge that I complied with the Code for the one-year period ended 4/30/2019.

I acknowledge that I reported all violations of this Code of Ethics for the one-year period ended 4/30/2019 of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)

Alyssa Greenspan, CFA	/s/Alyssa Greenspan
Officer Name (Please Print)	Officer Signature

May 30, 2019
Date

Appendix A
Quaker Investment Trust
Certification and Acknowledgment of Receipt of Code of Ethics for
Principal Officers and Senior Financial Officers

I acknowledge and certify that I have received a copy of the Code of Ethics for Principal Officers and Senior Financial Officers of the Quaker Investment Trust (the “Code”).  I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.

I acknowledge my commitment to comply with the Code.

Applicable next year:    2019-20

I acknowledge that I complied with the Code for the one-year period ended 4/30/2019.

I acknowledge that I reported all violations of this Code of Ethics for the one-year period ended 4/30/2019 of which I am aware.

(Please submit on a separate piece of paper, exceptions to these acknowledgements.)

Stefanie J. Little, Chief Compliance Officer	/s/Stefanie J. Little
Officer Name (Please Print)	Officer Signature

5/30/2019
Date